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                                                                   Exhibit 21.1

                       Subsidiaries of Cytyc Corporation

                                             Jurisdiction of
                       Company                Organization
                       -------                ------------
                  Cytyc Securities
                         Corporation...       Massachusetts
                  Cytyc Interim, Inc...         Delaware
              Cytyc Health Corporation.         Delaware
                  Cytyc Healthcare
                       Ventures, LLC...         Delaware
                       Cruiser, Inc....         Delaware
                  Cytyc Europe, S.A.*..        Switzerland
              Cytyc International, Inc.         Delaware
              Cytyc (Australia) PTY LTD         Australia
                    Cytyc UK, Limited..      United Kingdom
                 Cytyc Canada, Limited.          Canada
                   Cytyc Germany GmbH..          Germany

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* The following entities are subsidiaries of Cytyc Europe, S.A.: Cytyc Swiss,
S.A. and Cytyc SARL: Cytyc Italia s.r.l. and Cytyc France s.a.r.l. are subsidiaries of Cytyc SARL.


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